EXHIBIT 99.1


                        UNANIMOUS WRITTEN CONSENT OF THE
                             BOARD OF DIRECTORS OF
                          ACCUIMAGE DIAGNOSTICS CORP.


     The undersigned members of the Board of Directors of AccuImage Diagnostics Corp. hereby consents to and adopts the following resolutions:

     Resolved; Effective upon adoption of this resolution, C. Allen Wall is elected as the Chief Executive Officer of the Company, to serve until the next annual meeting of shareholders or upon appointment of a new chief executive officer; and

     Further Resolved; That Leon Kaufman is hereby elected as the Senior Vice-President of Engineering and Chief Operating Officer to serve until the next annual meeting of shareholders or upon appointment of a replacement.

                                        /s/ LEON KAUFMAN
                                        ________________________________________
Dated this 18th day of April 2003.      Leon Kaufman

                                        ________________________________________
Dated this 18th day of April 2003.      Lou Kern

                                        ________________________________________
Dated this ____ day of April 2003.      John Klock

                                        ________________________________________
Dated this ____ day of April 2003.      Julius R. Krevans

                                        ________________________________________
Dated this ____ day of April 2003.      Hirsch Handmaker

                                        ________________________________________
Dated this ____ day of April 2003.      Chris Sheppard


                                        /s/ C. ALLEN WALL
                                        ________________________________________
Dated this 18th day of April 2003.      C. Allen Wall